EXHIBIT 10.1

SOFTWARE LICENSE AND SERVICES AGREEMENT

This Software License and Services Agreement is made as of August 30, 2018 (the “Effective Date”) by and between goNumerical Ltd. (“Coinsquare”), a corporation incorporated under the Federal laws of Canada having its principal place of business at Unit 400 - 590 King Street West, Toronto, Ontario, M5V 1M3, RiotX Holdings Inc.(“Licensee”), a Delaware corporation having a place of business at 100 SE 3rd Ave, Suite 804, Fort Lauderdale, FL 3330 and Riot Blockchain Inc. (“Parent”), a Nevada corporation having its principal place of business at 202 6th Street, Suite 401, Castle Rock, CO 80104.

WHEREAS:

A.

Coinsquare and its affiliates have developed, and Coinsquare operates, an online platform for purchasing, selling and trading, among other things, cryptocurrencies (as further described in Schedule A, the “Platform”).

B.

Licensee is engaged in the business of money transmission, and is licensed or otherwise authorized to provide the Services in the United States and wishes to operate an online platform for purchasing and selling cryptocurrencies that are not Securities (as defined in Section 1).

C.

Licensee wishes to obtain from Coinsquare, and Coinsquare wishes to provide to Licensee, a license to use a Licensee-branded and Coinsquare hosted and operated version of the Platform, customized by Coinsquare to reflect various functional integrations for Licensee, as well as associated transaction processing services, for use by Licensee and its customers in a particular territory, on the terms set forth herein.

D.

In connection with certain of the obligations of Coinsquare under this Agreement, Licensee desires to appoint Coinsquare as its representative and designated agent, solely to the extent required by Applicable Law, with the authority to provide the Services, as defined herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

DEFINITIONS. In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings:

(a)

“Abuses” has the meaning set out in Section 10(a).

(b)

“affiliate” has the meaning given to it in the Canada Business Corporations Act, as such term may be amended from time to time.

(c)

“Agreement” means this Software License and Services Agreement and the following schedules, which are incorporated herein (and any amendments hereto and thereto in accordance with the terms of this Agreement):

(i)

Schedule A – Platform

(ii)

Schedule B – Branding Services

(iii)

Schedule C – KYC Integration Services

(iv)

Schedule D – Payment Integration Services

(v)

Schedule E – Cold Storage Wallet Integration Services

(vi)

Schedule F - Hosting and Operation Services

(vii)

Schedule G – Flow of Funds

(viii)

Schedule H – Fees

(d)

“Anti-Money Laundering Laws” has the meaning set out in Section 2(e).

(e)

“Applicable Law” means any statute, law, ordinance, rule, regulation, by-law, order, consent, exemption, approval, or licence of any Governmental Authority.

(f)

“At-Risk Amount” has the meaning set out in Schedule G.

(g)

“Authorized Personnel” means the officers, directors and employees of Licensee, and the contractors of Licensee approved by Coinsquare, such approval not to be unreasonably withheld, conditioned or delayed.

(h)

“Branding and Integration Requirements” has the meaning set out in Section 4(a).

(i)

“Business Day” means any day other than a Saturday, Sunday, or a statutory holiday observed in the Province of Ontario, Canada or New York, New York, USA.

(j)

“Change” means any addition, upgrade, update, reduction, deletion, modification, improvement, amendment or adjustment to the Services, excluding Maintenance Releases.

(k)

“Change Request” has the meaning set out in Section 2(b).

(l)

“Coin” means a unit of a particular cryptocurrency that is purchased, sold or traded by End Users using the Coinsquare Software.  Each Coin is represented by the private and public encryption keys required to transact such Coin on the applicable blockchain. Licensee shall not permit any End User from executing a transaction in a Coin that would be a Security.

(m)

“Coinsquare” has the meaning set out in the preamble.

(n)

“Coinsquare API Software” means a version of the back-end (i.e. engine/processing) of the Platform with application programming interfaces (APIs) to allow a licensee to integrate a front-end (i.e. user interface) software with the back-end of the Platform, together with, if applicable, mid-tier software that works with the licensee’s front-end software or other software that works with such front-end software and communicates with the back-end software (but excluding the front-end software itself), and including all Maintenance Releases and other revisions, enhancements, upgrades, modifications, corrections, fixes and updates furnished by or on behalf of Coinsquare from time to time.

(o)

“CoinsquareIntellectual Property” means any and all intellectual property now or hereafter owned by Coinsquare or its licensors, including the Coinsquare Software and Services or anything related thereto, and any and all modifications, upgrades, enhancements or amendments developed at any time, including data that is not Licensee Data, all technical information, technical data, inventions, products, designs, methods, know-how, processes, copyrights, patents, trade secrets, Coinsquare Trade-Marks, software, source code, modifications, updates and enhancements thereof, models, patterns, drawings, specifications, prototypes, discoveries, techniques, systems, works of authorship, ideas and concepts, and any related Intellectual Property Rights throughout the world (whether owned by Coinsquare, or licensed to Coinsquare from a third party).

(p)

“Coinsquare Software” means a version of the Platform prepared for Licensee in accordance with Schedules B through E, and including all Maintenance Releases and other revisions, enhancements, improvements, corrections, fixes, updates, upgrades or other modifications thereto furnished by or on behalf of Coinsquare from time to time.

(q)

“Coinsquare Trade-marks” has the meaning set out in Section 13(a).

(r)

“Confidential Information” means any and all information relating to or disclosed in the course of this Agreement by or on behalf of a party (the “Disclosing Party”) to the other Party (the “Receiving Party”), relating to the business of the Disclosing Party, including information relating to the Disclosing Party’s technology, finances, customers, suppliers, processes, procedures, research, developments, plans and marketing, or which otherwise is or should be reasonably understood to be confidential or proprietary to the Disclosing Party, including Personal Information and, in the case of Coinsquare, the source code of and other trade secrets relating to the Coinsquare Software. Confidential Information, other than Personal Information, does not include any information that the Receiving Party can demonstrate: (i) was publicly available at the time of disclosure to it; (ii) was published or otherwise became publicly available after disclosure to the Receiving Party, through no fault of its own; (iii) was in the possession of the Receiving Party at the time of disclosure to it from a third party who had a lawful right to such information and disclosed such information to it, without a breach of duty owed to the Disclosing Party; or (iv) was independently developed by the Receiving Party without reference to Confidential Information of the Disclosing Party, as proven by dated written records.

(s)

“Deficiency Notice” has the meaning set out in Section 4(c).

(t)

“Disclosing Party” has the meaning set out in Section 1(r).

(u)

“Documentation” means Coinsquare Software end user documentation, including applicable training materials, instructions, guidelines, and other applicable materials, to assist end users with the use of the Coinsquare Software that Coinsquare makes externally available generally, which shall be deemed incorporated in any reference to the Coinsquare Software unless otherwise indicated.

(v)

“Effective Date” has the meaning set out in the preamble.

(w)

“End User” means an end user who accesses the Coinsquare Software online and uses the Coinsquare Software, as hosted and operated by Coinsquare, for the purposes of buying, selling or trading cryptocurrencies, including customers and potential customers of Licensee.

(x)

“End User Account” means the information stored by the Coinsquare Software to track the amount of fiat currency and cryptocurrencies associated with an End User.

(y)

 “EULA” has the meaning set out in Section 6(c).

(z)

“Fees” has the meaning set out in Section 7(b).

(aa)

“Float” has the meaning set out in Schedule G.

(bb)

“Fully-Loaded Costs” has the meaning set out in Section 7(b).

(cc)

“Governmental Authority” means any court, government, governmental authority, tribunal, agency or commission, regulator, quasi-governmental or private body exercising regulatory authority, or similar authority, including any securities regulator, banking regulator or stock exchange, having jurisdiction over Licensee or Coinsquare.

(dd)

“Initial Term” has the meaning set out in Section 8.

(ee)

“Intellectual Property Rights” means: (1) any and all rights provided under  patent law,  copyright law (including registered and unregistered copyrights and unpublished works of authorship, and moral rights),  trade-mark law,  design patent or industrial design law,  semi-conductor chip or mask work law, or  any other statutory provision or common law principle applicable to the protection of intangible information or rights, including trade secret law, which may provide a right in either ideas, formulae, algorithms, concepts, inventions or know-how generally, or the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; and (2) any and all applications, registrations, licenses, sub-licenses, continuation, reissues, extensions, franchises, agreements or any other evidence of a right in any of the foregoing.  As contemplated in this Agreement, Intellectual Property Rights may be held by Coinsquare, Licensee or by third parties.

(ff)

“License” has the meaning set out in Section 3(a).

(gg)

“Licensee” has the meaning set out in the preamble.

(hh)

“Licensee Business” means operation of an online platform for purchasing, selling and trading cryptocurrencies that are not Securities.

(ii)

“Licensee Content” has the meaning set out in Section 13(d).

(jj)

“Licensee Data” means (i) the data and information inputted, uploaded, submitted or stored by Licensee and End Users in the Coinsquare Software, including information provided by End Users during the registration process, (ii) End User Accounts, and (iii) the information associated with any Coins purchased, sold or traded on behalf of End Users.  For certainty, Licensee Data shall constitute Confidential Information of Licensee.

(kk)

“Licensee Dependencies” means (i) an approval, (ii) delivery of any service, information, or material, or (iii) any other act or omission, in each case which is reasonably required from Licensee or any of its affiliates, partners, contractors, or representatives in connection with the provision of the Services and as otherwise communicated by Coinsquare from time to time.

(ll)

“Licensee Intellectual Property” means any and all intellectual property and all Intellectual Property Rights therein, including any and all modifications, upgrades, enhancements or amendments developed at any time, including Licensee Data, all technical information, technical data, inventions, products, designs, methods, know-how, processes, copyrights, patents, trade-marks, trade secrets, software, source code, modifications, updates and enhancements thereof, models, patterns, drawings, specifications, prototypes, discoveries, techniques, systems, works of authorship, ideas and concepts, provided by or on behalf of Licensee and its licensees (other than Coinsquare) and any related Intellectual Property Rights throughout the world (whether owned by Licensee, or licensed to Licensee from a third party).

(mm)

“Licensee Trade-marks” has the meaning set out in Section 13(b).

(nn)

“Losses” means claims, suits, actions, or proceedings brought by a third party and resulting damages, costs, liabilities, losses, fines, penalties, and expenses (including reasonable legal fees).

(oo)

“Maintenance Release” has the meaning set out in Section 5(a).

(pp)

“Personal Information” means information that can be linked to an identifiable individual or such other information that is protected by Applicable Law relating to an  individual’s privacy rights.

(qq)

“Platform” has the meaning set out in Recital A.

(rr)

“Receiving Party” has the meaning set out in Section 1(r).

(ss)

“Reconciliation Period” has the meaning set out in Schedule G.

(tt)

“Regulatory Change” has the meaning set out in Section 2(c).

(uu)

“Renewal Year” has the meaning set out in Section 8.

(vv)

“Representatives” has the meaning set out in Section 15.

(ww)

“Security” or “Securities” means any instrument that is defined as a security under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), including but not limited to any digital asset that would constitute an investment contract under U.S. law.

(xx)

“Service Level Targets” refers to the targeted levels of performance of the Coinsquare Software to be provided to Licensee thirty (30) days prior to the implementation and operation of the Coinsquare Software in the Territory.

(yy)

“Services” has the meaning set out in Section 2(a).

(zz)

 “Term” means the term of this Agreement as described in Section 8.

(aaa)

“Territory” means United States of America, excluding all territories and dependencies.

(bbb)

“Testing Period” has the meaning set out in Section 4(c).

(ccc)

“Trading Volume Minimums” means the minimum trading volumes generated from the operation of the Coinsquare Software per month to be agreed to by the parties, acting reasonably, no later than three (3) months following the date on which the Coinsquare Software and Platform are first initiated for use by End Users in the Territory.

2.

APPOINTMENT AND SERVICES.

(a)

Coinsquare shall provide the following services to Licensee (collectively, the “Services”):

(i)

the license to the Coinsquare Software;

(ii)

such branding of the Coinsquare Software as set out in Schedule B;

(iii)

such know your client integrations as set out in Schedule C;

(iv)

such payment integrations as set out in Schedule D;

(v)

such cold storage wallet integrations as set out in Schedule E;

(vi)

such hosting and operation services as set out in Schedule F;

(vii)

such maintenance and support services as set out in Sections 5(a) and 5(b); and

(viii)

for certainty, such flow of funds as set out in Schedule G.

Licensee hereby appoints Coinsquare as its representative and designated agent/authorized delegate as contemplated under 31 CFR 1022.380(a)(3), with the authority to provide the Services as described above, pursuant to the terms and conditions set forth herein, and to engage in money transmission on Licensee’s behalf, from time to time, for the sole purpose of providing the Services contemplated herein. The Services will be provided honestly, in good faith in a diligent manner by personnel trained or otherwise skilled in the performance of the Services. Coinsquare will use commercially reasonable efforts to ensure the Coinsquare Software performs in accordance with the Service Level Targets.  For clarity, failure to meet the Service Level Targets shall not constitute a breach under this Agreement

(b)

In the event Licensee wishes to obtain Changes, Licensee shall request Coinsquare to provide such Changes. Upon receipt of such a request from Licensee and receipt from Licensee of such additional information as may be reasonably requested by Coinsquare in connection with same, Coinsquare shall provide Licensee with a written proposal for such Change (a “Change Request”). Licensee must accept or reject such Change Request in writing within ten (10) days of Licensee’s receipt of same. If the Change Request is accepted by both parties, the parties shall be deemed to amend the Services to the extent necessary and any applicable Schedules shall be amended to document such certain Change. The parties acknowledge and agree that material Changes may require the payment of additional Fees. For greater certainty, a material Change is defined as a Change in the Services that would reasonably be expected to require a substantial amount of development work to implement such Change or a Change that would alter the basic functionality of the Coinsquare Software or a Change that is not feasible to implement. A material Change will occur where the development and technical hours to implement such change (or in the aggregate with other such Changes for a period of ten (10) Business Days) is greater than fifteen (15) total hours.

(c)

In the event that a Change is required in order to comply with Applicable Law (each such Change, a “Regulatory Change”), each party agrees to consider the implementation of such required Regulatory Change on terms and conditions acceptable to both parties acting reasonably and in good faith.  If the parties do not agree on the implementation of any Regulatory Change, each acting reasonably, either party will be entitled to terminate this Agreement in accordance with Section 9(a)(i)(A) or 9(a)(ii)(A), as applicable.

(d)

The provision of the Services is contingent on the completion of all Licensee Dependencies, including upon such dates, times and places as Coinsquare may reasonably specify to Licensee. If any Licensee Dependency is not substantially completed as required, then any Coinsquare obligation that is dependent on such Licensee Dependency will be extended by an appropriate period, having consideration for the nature of the Licensee Dependencies (and the nature and scope of the portion of the Licensee Dependencies not substantially satisfied) and the work related thereto, and subject to the availability of Coinsquare.

(e)

The parties acknowledge and agree that Licensee will be solely responsible to ensure compliance with all Applicable Law including any applicable securities laws, including but not limited to the Securities Act (“Securities Laws”) and any laws relating to proceeds of crime, money laundering, terrorist financing or similar matters, including but not limited to the Bank Secrecy Act (“Anti-Money Laundering Laws”) and all other Applicable Law as it relates to each End User and the use of the Coinsquare Software by Licensee and End Users, including, as applicable, to obtain, verify and validate the identity of each End User (the so called “know your client” or “KYC” requirements) and all training, monitoring, review, identification, record keeping and notification requirements. Licensee shall only permit End Users located in the jurisdictions where: (i) the Licensee has been authorized by a Governmental Authority to provide the Services or otherwise engage in money transmission or other activities requiring authorization or exemption from a Governmental Authority and (ii) Coinsquare has authority to act as Licensee’s representative and designated agent/authorized delegate to provide the services in the jurisdiction as further described in Section 2(a). Without limiting the generality of the foregoing, Licensee shall (i) establish appropriate internal policies and procedures to support Licensee’s compliance with Applicable Law, including, but not limited to, Anti-Money Laundering Laws or, if applicable, Securities Laws, (ii) update such policies and procedures from time to time as appropriate, (iii) provide Coinsquare with a copy of such policies and procedures as may be requested by Coinsquare from time to time; and (iv) implement changes and otherwiseconduct such activities as may be reasonably requested by Coinsquare in order to ensure compliance with  any Applicable Laws, including, but not limited to, Anti-Money Laundering Laws and, if applicable, Securities Laws.  Licensee shall promptly, and in any event within four (4) business days or such shorter period as may be reasonably required by Coinsquare in the circumstances, provide Coinsquare with such information, documentation and assistance as Coinsquare may reasonably request from time to time in order to: (i) evidence Licensee’s compliance with this Section; (ii) respond to any activity or situation, including any unusual or suspicious activity, that raises or potentially raises any issues under Anti-Money Laundering Laws or other Applicable Law, including to terminate an End User’s registration for and use of the Coinsquare Software; and (iii) respond to any inquiry, investigation, action or other engagement of Coinsquare by any Governmental Authority. Licensee shall also promptly supply Coinsquare with copies of all material correspondence, filings or communications between Licensee and any Governmental Authority. In connection with Licensee’s obligations under this Section, Licensee shall maintain an internal audit function to assess its compliance with Anti-Money Laundering Laws within thirty (30) days of the first anniversary of the Effective Date and each subsequent odd numbered anniversary of the Effective Date thereafter, Licensee shall provide Coinsquare with a reasonably detailed report prepared internally by Licensee concerning the process and results of an internal audit of Licensee’s compliance with Anti-Money Laundering Laws over the twelve month period prior to such anniversary, including all areas and instances of non-compliance, as well as such additional information relating thereto as Coinsquare may reasonably request.  Within thirty (30) days of each even numbered anniversary of the Effective Date, Licensee shall provide to Coinsquare a copy of the full report prepared by a Qualified Auditor concerning the process and results of such Qualified Auditor’s audit of Licensee’s compliance with Anti-Money Laundering Laws over the twelve month period prior to such anniversary, including all areas and instances of non-compliance, as well as such additional information relating thereto as Coinsquare may reasonably request.  Licensee shall ensure that any and all audit findings concerning failures to comply with Anti-Money Laundering Laws are promptly corrected by Licensee.  All reports prepared by Licensee and/or its Qualified Auditor hereunder shall be deemed Confidential Information of Licensee.

(f)

The parties acknowledge and agree that: (i) Licensee will be solely responsible for the funding and withdrawal of fiat currency by End Users in accordance with Applicable Law; (ii) all funding and withdrawals of fiat currency by End Users shall be made directly between Licensee and End Users utilizing bank accounts and banking relationships established by Licensee, or between Licensee and End Users through a third party payment provider as described in Schedule D; and (iii) Licensee, through Licensee’s use of the applicable Coinsquare Software administrative functionality or an API provided by a third party payment provider, shall update the applicable End User Accounts based on such funding and withdrawal of fiat currency. Licensee shall only increase or decrease the fiat currency balance in an End User Account after proper receipt and clearance of funds from the End User.

(g)

Licensee shall be solely responsible to ensure that each End User Account reflects the proper balance at all times as it relates to the funding and withdrawal of fiat currency.  Without limiting the generality of any of the foregoing in Section 2(f) or this Section 2(g), Licensee shall be solely responsible for any delays or errors in the updating of End User Accounts, including any shortfall arising from cryptocurrency purchases or trades made for an End User based on an incorrect End User Account balance resulting from any such delay or error.  Licensee shall promptly notify Coinsquare of any discrepancies between the End User Account, on the one hand, and the End User account balances that should be reflected by the Coinsquare Software, on the other hand, and Licensee and Coinsquare shall use commercially reasonable efforts to rectify such discrepancies in an expedient manner.  Licensee, including through use of the applicable Coinsquare Software administrative functionality, shall not update or otherwise change any End User Account except as provided in Section 2(f) or this Section 2(g) or where required by Applicable Law, without the prior written consent of Coinsquare which shall not be unreasonably withheld, conditioned or delayed.  Licensee acknowledges that the

Coinsquare Software may limit or delay the updating of End User Accounts for security purposes and that Coinsquare shall not be liable for any Losses arising out of such limits or delays.  Coinsquare shall use commercially reasonable efforts to notify Licensee of any such limit or delay to the extent Coinsquare personnel or agents become aware of same.  In the event of any unintentional limit or delay in the updating of End User Accounts, to the extent that such limit or delay is under the control of Coinsquare or its providers, Coinsquare shall use commercially reasonable efforts to rectify such limit or delay upon Coinsquare personnel or agents becoming aware of same.  Coinsquare shall be solely responsible for any errors or inaccuracies in the End User Accounts to the extent caused by a bug or error in the Coinsquare Software or Platform or where resulting from the gross negligence or intentional acts of Coinsquare or its personnel or agents.  For certainty but subject to the foregoing, for which Coinsquare remains responsible, Coinsquare shall not be liable for any Losses arising from unauthorized access to the Coinsquare Software.

(h)

Licensee shall keep strictly confidential, and not permit any unauthorized use of, the user name, password or other information required to access and effect updates or other changes to End User Accounts.  Licensee shall be fully responsible and liable for any activity that occurs through the use of such access information, including any unauthorized activity, except for any updates effected by Coinsquare or by a third party to whom Coinsquare has disclosed such information.  Licensee shall promptly notify Coinsquare and Coinsquare shall promptly notify Licensee upon becoming aware of any inability to account for, or suspected unauthorized disclosure or use of, such access information.

(i)

For certainty, Licensee reserves the right to add and remove cryptocurrencies and cryptocurrency pairs accessible to End Users through the Coinsquare Software, from among those supported by the Coinsquare Software,  by utilizing the tools included as part of the Coinsquare Software. Prior to adding a cryptocurrency to the Platform, Licensee shall provide Coinsquare with seven (7) days’ written notice and sufficient evidence that such cryptocurrency is not a “security” as such term is defined in the Securities Act or the Exchange Act or applicable case law interpreting such actand will not violate or likely violate any Applicable Law by having such cryptocurrency offered to End Users through the Coinsquare Software. Coinsquare, acting reasonably and based on advice from legal counsel, reserves the right to deny the addition of a cryptocurrency if it violates or likely violates Applicable Law or that adding such cryptocurrency to the Platform would have a material adverse impact on its relationship with one or more Governmental Authority. Such addition or removal will not constitute a Change for the purposes of this Agreement (but, for greater certainty, any addition of a Coin not supported by the Coinsquare Software would be classified as a Change). Unless mutually agreed to by the parties acting reasonably, Licensee will only offer End Users the ability to purchase, sell or trade the following cryptocurrencies through the Coinsquare Software: Bitcoin, Bitcoin Cash, Ethereum and Litecoin, and such other cryptocurrencies that are not securities as agreed to by the parties in writing. Licensee shall be solely responsible for any Losses resulting from any such addition or removal of a Coin.  Prior to such removal, Licensee shall require all End Users who have Coins for the removed cryptocurrency stored with the Coinsquare Software (through the cold storage wallet integrations described in Schedule E), to transfer all such Coins to a different wallet.  Licensee shall be solely responsible for any Losses resulting from any such addition or removal of a cryptocurrency. Prior to such removal, Licensee shall require all End Users who have Coins for the removed cryptocurrency stored on the Coinsquare Software, to transfer all such Coins to a different wallet.

(j)

Coinsquare will provide such assistance as may be reasonably requested by Licensee, and which can reasonably be provided by Coinsquare, to transition any such Coins that have not been so transferred, as directed or required by Licensee, upon payment by Licensee of a reasonable fee in connection with same, such fee to be based on Coinsquare’s then current rates or as otherwise agreed to by the parties.  Licensee shall not request any transition except to the extent Licensee has the right to do so as between Licensee and End Users and in accordance with Applicable Law.  Licensee shall be solely liable for any and all Losses resulting from any transition of Coins in accordance with the directions or requirements of Licensee other than where resulting from the acts or omissions of Coinsquare or its personnel or agents in implementing such direction or requirements.

(k)

The parties acknowledge and agree that: (i) Licensee will own and manage the customer relationship with End Users as it relates to the Services; (ii) End Users may also separately be customers of Coinsquare or another licensee of Coinsquare and have accounts under a Coinsquare branded version of the Platform or a specific branded version of the Platform built for another licensee, and Coinsquare or the licensee will own and manage the customer relationship with End Users as it relates to such version of the Platform; and (iii) the End User Accounts under the Coinsquare Software will not be co-mingled with any accounts that End Users may have under the Coinsquare branded version of the Platform.

(l)

Licensee acknowledges that (i) End User Accounts under the Coinsquare Software, (ii) accounts that end users may have under the Coinsquare branded version of the Platform, and (iii) accounts for end users of other Coinsquare licensees of the Platform, may be managed through a single marketplace for liquidity purposes. Any cryptocurrency that is held in a hot wallet managed by Coinsquare for liquidity making purposes, shall be equally held by Licensee in a cold storage wallet.

(m)

Coinsquare will provide cold storage wallet integration services as set forth in Schedule E which will include a multi-signature wallet service to be provided by Coinsquare. Coinsquare represents and warrants that it will use commercially reasonable efforts to ensure that 95% of all Coins held by End Users will be held in the cold storage wallet and that any withdrawals of Coins held by Coinsquare on behalf of End Users from cold storage be subject to approval by two or more persons. Licensee acknowledges and agrees that if Licensee withdraws any Coin from such wallet that an End User may not be able to withdraw Coins. Licensee shall be solely liable for any and all Losses associated with such withdrawal.

3.

GRANT OF LICENSE AND SCOPE.

(a)

Subject to the terms and conditions hereof, Coinsquare hereby grants to Licensee, for the Term, a non-exclusive, non-transferable, non-sublicensable, and revocable right and license to:

(i)

access and use an executable version of the Coinsquare Software (other than Documentation) as hosted and operated by or on behalf of Coinsquare, including to make the Coinsquare Software available for access and use by End Users on a commercial basis; and

(ii)

access and use the Documentation solely for the purposes of supporting Licensee’s and End Users’ use of the Coinsquare Software;

in each case solely in the Territory and solely for the purposes of the operation of the Licensee Business (the “License”).

(b)

All rights not expressly granted hereunder are reserved by Coinsquare.  For certainty, the License does not require Coinsquare to host or operate the Coinsquare Software for the benefit of any affiliates of Licensee or any other third party, except in connection with a transfer as provided for in this Agreement.  The parties acknowledge that only Coinsquare and its service providers shall be permitted to install, execute, run, host and operate the Coinsquare Software for the benefit of Licensee and End Users.

(c)

Licensee’s use of the Coinsquare Software shall be subject to the following:

(i)

Licensee shall only permit (A) Authorized Personnel and End Users to print, copy, download and store a reasonable number of copies of the Documentation; (B) the Coinsquare Software to be accessed over the Internet from personal computing devices used by Authorized Personnel, and Licensee shall direct that such access be solely from within the Territory; and (C) Authorized Personnel of Licensee to train other Authorized Personnel and End Users on how to use the Coinsquare Software.

(ii)

For certainty, except as expressly provided in Sections 3(a) and 3(c)(i), Licensee shall: (A) not download, copy, modify, or create derivatives of the Coinsquare Software (excluding any Licensee Intellectual Property incorporated therein); (B) not assign, transfer, distribute, lease, rent, export or grant a sublicense of the rights to the Coinsquare Software granted hereunder to any other Person; (C) not access, use or otherwise interact with the Coinsquare Software; (D) not alter, circumvent or override the download, copy, access or use protection devices or mechanisms in the Coinsquare Software; (E) not alter, circumvent or override any device or mechanism implemented by Coinsquare as part of the Coinsquare Software or otherwise to monitor, verify or limit access to or use of the Coinsquare Software; (F) not utilize the Coinsquare Software to collect information or undertake any activities for any purpose that is competitive to the Coinsquare Software or Coinsquare; (G) not attempt to do any of the foregoing in this Section 3(c)(ii); and (H) at all times comply with all Applicable Law in using the Coinsquare Software.

(iii)

Licensee agrees that in no event will Licensee ever, at any time, de-compile, reverse-engineer, disassemble, or create derivative works from the Coinsquare Software or any other Coinsquare product or Coinsquare proprietary or copyrighted materials, including price information lists, databases, and any other applicable data, or attempt to do any of the foregoing in this Section 3(c)(iii).

(iv)

Apart from the Coinsquare Software, this Agreement does not grant to Licensee or End Users a license to use any other Coinsquare products and/or services, and

Licensee and End Users shall not use any other Coinsquare products or services for which it has not been granted a separate license.

(d)

The parties agree that any breach of Section 3(c) shall constitute a non-curable breach of this Agreement and, notwithstanding anything herein to the contrary, in the event of any such breach Coinsquare may, upon written notice to Licensee, terminate this Agreement. Such non-curable breach of Section 3(c) shall entitle Coinsquare to seek, in addition to its other rights and remedies hereunder or at law, injunctive or equitable relief, and such further relief as may be proper from a court of competent jurisdiction.

(e)

Coinsquare shall not license or grant rights with respect to the Coinsquare Software (or any software containing a front-end (i.e. user interface) and back-end (i.e. engine/processing) that competes directly with the Coinsquare Software) to any third party (other than an affiliate of Coinsquare) domiciled, incorporated or having a place of business in the Territory for the purposes of operating an online cryptocurrency trading platform to facilitate the purchase and sale of fiat and cryptocurrencies. Notwithstanding the forgoing, if the Trading Volume Minimums are not met for any consecutive four (4) month period, then the restriction in the preceding sentence shall thereafter no longer apply. For certainty, nothing shall prevent or in any way limit or restrict Coinsquare or any affiliate of Coinsquare, directly or indirectly (including through a licensee or other business partner), at any time from: (i) making any Coinsquare API Software available to end users in any territory, including the Territory; or (ii) making the Coinsquare Software or any software that competes with the Coinsquare Software available to end users outside of the Territory or to end users in the Territory via a third party (as long as the third party is not domiciled, incorporated or has a place of business in the Territory) or to end users in the Territory using a version of the platform operated by Coinsquare or an affiliate of Coinsquare.

(f)

If Licensee wishes to provide End Users outside the Territory access to the Coinsquare Software for the purposes of buying, selling or trading cryptocurrencies, Licensee must provide Coinsquare with evidence of its ability to comply with all Applicable Laws in such jurisdiction and Licensee must obtain the appropriate license(s) to offer such services to End Users in such jurisdiction. Coinsquare, in its discretion acting reasonably, can accept or deny Licensee from providing access to the Coinsquare Software to End Users outside the Territory (including for reasons such as, but not limited to, violations of Applicable Law or having a material adverse impact on Coinsquare’s relationship with one or more Governmental Authority). If Coinsquare permits Licensee to offer the Coinsquare Software to End Users outside the Territory, Licensee acknowledges and agrees to continue to abide by all of the applicable provisions contained in this Agreement. Licensee further acknowledges and agrees to not establish, incorporate or have a place of business outside the Territory. Notwithstanding any other provision of this Agreement, Licensee shall not permit any end users from Japan from purchasing, selling or trading cryptocurrencies or otherwise accessing the Coinsquare Software.

4.

BRANDING, INTEGRATIONS, DELIVERY AND TESTING.

(a)

Coinsquare shall incorporate into the Platform the Licensee branding customizations set forth in Schedule B - Branding Services, the know your client integrations set forth in Schedule C - KYC Integration Services and the payment/withdrawal integrations set forth in Schedule D - Payment Integration Services, the cryptocurrency cold storage wallet integrations as set forth in Schedule E – Cold Storage Integration Services (collectively, the “Branding and IntegrationRequirements”). Licensee acknowledges that (i) the Branding and Integration Requirements have been provided by Licensee, and (ii) Licensee shall be solely responsible for any and all liabilities associated with the Branding and Integration Requirements, including any breach of Applicable Law, Intellectual Property Rights or other rights arising from Coinsquare’s implementation of the Branding and Integration Requirements into the Coinsquare Software.

(b)

Coinsquare shall provide Licensee with access to the applicable Documentation prior to or concurrently with its delivery of the Coinsquare Software.

(c)

Upon delivery of the Coinsquare Software to Licensee, Licensee shall be entitled to test the Coinsquare Software for a period of up to thirty (30) days (the “Testing Period”).  Licensee shall provide Coinsquare with notice (a “Deficiency Notice”) setting out in reasonable detail all instances in which the Coinsquare Software does not conform with the Branding and Integration Requirements the provisions of this Agreement (including all Schedules), and/or the Documentation, generally.  If (i) Licensee does not provide a Deficiency Notice within the Testing Period, (ii) the Deficiency Notice provided by Licensee does not properly indicate any failure of the Coinsquare Software to conform with the Branding and Integration Requirements the provisions of this Agreement (including all Schedules), and/or the Documentation, generally, (iii) Licensee provides a notice that expressly states the acceptance of the Coinsquare Software, or (iv) there are no instances of any failure of the Coinsquare Software to conform with the Branding and Integration Requirements, the provisions of this Agreement (including all Schedules), and/or the Documentation generally, the Coinsquare Software will be considered accepted by Licensee.  If Coinsquare receives a Deficiency Notice, then it shall take such actions as are necessary to remedy the Coinsquare Software so that it meets the Branding and Integration Requirements, provided that Licensee shall provide such additional information and reasonable assistance as required by Coinsquare to reproduce the non-conformity.  Once Coinsquare has completed such action, the Coinsquare Software shall be re-delivered by Coinsquare for new acceptance testing in accordance with the provisions of this Section.  For certainty, Coinsquare shall not be required to remedy, and Licensee may not reject the Coinsquare Software on the basis of, any error, defect or non-conformity in the Coinsquare Software other than a failure to meet the Branding and Integration Requirements.  Any error, defect or non-conformity in the underlying Platform shall be addressed by Coinsquare in accordance with Coinsquare’s internal procedures and timing for same.

(d)

Upon acceptance of the Coinsquare Software, Coinsquare will not be required to make any further changes to the Coinsquare Software except as expressly agreed by the parties as otherwise provided for.

(e)

For certainty, Licensee acknowledges that, except as provided in Section 4(a), Coinsquare is not required to customize or otherwise modify the Platform or the Coinsquare Software for Licensee, including for compliance with any Applicable Law, and will not be responsible to ensure that the Coinsquare Software complies with any such Applicable Law or provides any functionality that is not part of the Platform, unless the parties otherwise agree pursuant to the Change process set out in Section 2(b) or 2(c), and compliance with any Applicable Law shall be entirely at the risk of Licensee. Notwithstanding the foregoing and notwithstanding any other provision of this Agreement (including its Schedules) to the contrary, Coinsquare shall throughout the

Initial Term (and any renewals thereof) ensure that the Coinsquare Software complies with all Applicable Law pertaining to Canada and its provinces and territories.

5.

OTHER SERVICES.

(a)

Coinsquare shall make available to Licensee any update, upgrade, release, new version or other adaptation or modification of the Platform, including any updated Documentation, that Coinsquare may generally provide or make available to its licensees of the Platform in other territories from time to time during the Term (a “Maintenance Release”), which may contain, among other things, error corrections, enhancements, improvements, or other changes to the user interface, functionality, compatibility, capabilities, performance, efficiency, or quality of the Platform Software.  For certainty, there is no obligation on Coinsquare to provide Maintenance Releases. Licensee acknowledges that any work required to conform any Maintenance Release to the Branding and Integration Requirements will be subject to the Change process as described in Section 2(b) or Section 2(c).  In the event that Coinsquare intends to issue a Maintenance Release, Coinsquare will use commercially reasonable efforts to provide Licensee with at least ten (10) business days’ prior written notice or such shorter period as feasible provided that in the event of a Maintenance Release to address a security issue or other urgent matter in which event Coinsquare shall provide such notice as is reasonable. Coinsquare will provide the Licensee with a staging site to validate upcoming Maintenance Releases wherever feasible, acting reasonably.  Licensee acknowledges that Coinsquare may discontinue support of a version of the Coinsquare Software created using a prior version of the Platform and require Licensee to use a more recent Maintenance Release, provided that Coinsquare provides Licensee with at least forty-five (45) days’ prior written notice of same.

(b)

Licensee shall be responsible to provide first level support to End Users in connection with the Coinsquare Software, however Coinsquare shall use commercially reasonable efforts during its regular business hours to respond on behalf of Licensee to first level support inquiries sent to Coinsquare (excluding inquiries regarding KYC, fraud, payment integration and any other reasonable inquiries the Licensee would be in the best position to address)  via its service desk/help ticket system by Licensee or End Users in accordance to the Service Level Targets. Licensee agrees to pay an additional Fee to Coinsquare for the first level support in accordance with the payment terms described in Section 7(b). In the event that Licensee requires advanced support from Coinsquare, Coinsquare shall use commercially reasonable efforts during its regular business hours to respond to reasonable support inquiries sent to Coinsquare by Licensee in accordance to the Service Level Targets. Coinsquare shall in its sole discretion determine the priority of any request and the manner in which any underlying issue will be addressed.  For certainty, Coinsquare shall not be required to provide any support in respect of any third party software, or any issues not caused by the Coinsquare Software.

(c)

Coinsquare shall provide the hosting and operation services as set out in Schedule F.

6.

LICENSEE RESPONSIBILITIES.

(a)

Licensee shall use best efforts to ensure that each End User shall comply with the applicable terms of the EULA.  Licensee shall use its best efforts to enforce the terms of the EULA, including the disclaimers and limitations of liability, against the End User for the benefit of Coinsquare or, at Coinsquare’s option, permit and reasonably assist

Coinsquare to enforce the terms of the EULA against the End User for the benefit of Coinsquare. Without limiting any other statement in this Agreement, Licensee agrees that it shall be responsible for any breach of the EULA by End Users.Licensee will notify Coinsquare if in the Licensee’s view based on advice from competent legal counsel, any changes made by Coinsquare to the EULA result in the EULA not being in compliance with the Applicable Law, upon which the parties shall discuss same and consider amending the EULA so it is compliant with the Applicable Law.

(b)

Save and except as provided under this Agreement, Licensee shall have all responsibility and obligations with respect to the use of the Coinsquare Software.

(c)

Licensee acknowledges that the ability to create an account and to purchase, sell or trade using the Coinsquare Software and Services shall only be made available to End Users who have expressly agreed to be bound by the terms and conditions of use for the Coinsquare Software, as may be amended by Coinsquare from time to time (the “EULA”).  The EULA shall include such content as required by Coinsquare, including, if so required by Coinsquare, to be substantially in the same form as the terms and conditions of use for the Platform. For greater certainty, notwithstanding the forgoing, Coinsquare does not represent, warrant or covenant that the EULA will be compliant with any Applicable Law.  Licensee shall have no right to materially amend the terms of the EULA and shall not enter into any agreement with any End User that is inconsistent with the terms of the EULA without the prior written consent of Coinsquare, which consent shall not be unreasonably withheld, conditioned or delayed.  In the event that Coinsquare amends the EULA, Licensee acknowledges that all End Users shall be bound by such amended EULA and Coinsquare shall provide Licensee with notice in writing of such amendments.

(d)

Licensee shall: (i) perform all Licensee Dependencies; and (ii) co-operate with Coinsquare in the performance by Coinsquare of the Services, including by providing, to the extent reasonably required by Coinsquare for the performance of the Services, reasonable access to Licensee’s personnel.

(e)

Each party will supply a single point of contact responsible for the implementation of this Agreement on behalf of such party, including coordinating and escalating meeting requests between the parties as necessary.

7.

FEES, RECONCILIATION AND PAYMENT.

(a)

Licensee shall pay the fees and expenses as set out in Schedule H in consideration for the integration of the Coinsquare Software and the operation of the Services.

(b)

Licensee shall reimburse Coinsquare for all reasonable costs and expenses incurred by Coinsquare in the provision of all Services (the “Fees”).  Such costs and expenses shall be calculated on a fully-loaded basis, including internal personnel, management and overhead costs (the “Fully-Loaded Costs”). Subject to Section 7(f) Licensee shall pay such Fully-Loaded Costs to Coinsquare within thirty (30) days of Coinsquare providing Licensee with a documented invoice for same.

(c)

All Fees (or any other consideration, including in-kind consideration) payable under this Agreement(or any other agreement, but to the extent such payment relates to Services) are exclusive of all applicable sales, use, transfer and other taxes and duties imposed with respect to the provision of Services, and all payments shall be made without deduction for any withholding taxes except to the extent such withholding or deduction is as required by the applicable federal, provincial, local, state, and other governments or any political subdivision thereof or any taxing authority therein having power to tax (a “U.S. Taxing Authority”). In the event that Licensee reasonably determines it is required by any U.S. Taxing Authority to withhold any taxes on payments made pursuant to this Agreement or any amendment thereto (“Taxes”):

(i)

Licensee shall withhold such Taxes from such payment (and to the extent Taxes are due on any payment other than Fees, including on any in-kind payment, Licensee shall have the right to withhold such Taxes from any other payment in cash due to Coinsquare or shall have the right to require Coinsquare to indemnify Licensee for any such Taxes); provided, however, that if Coinsquare timely provides Licensee with a properly completed Form W-8BEN (or other applicable form), any such withholding will be made in accordance with the rate of withholding, set forth in the applicable income tax treaty, specified on the Form W-8BEN (or other applicable form) provided by Coinsquare, (ii) remit such Taxes to the appropriate U.S. Taxing Authority, and (iii) obtain and furnish to Coinsquare a tax receipt or other evidence of such remittance from the appropriate U.S. Taxing Authority;

(ii)

Licensee shall pay to (ii) Coinsquare the amounts set forth in this Agreement or any amendment thereto, reduced by the amount of Taxes withheld and remitted to the appropriate U.S. Taxing Authority;

(iii)

The parties hereby agree that if Licensee reduces or eliminates withholding of any Taxes pursuant to clause (ii) above in accordance with a Form W-8BEN (or other applicable form) provided by Licensee and as a result of such reduction or elimination of withholding a U.S. Taxing Authority claims that Taxes in addition to the amount of Taxes withheld pursuant to clause (ii) above and/or interest and penalties are owing in respect of any payment made pursuant to this Agreement or any amendment thereto, then Coinsquare shall indemnify Licensee for any such Taxes, interest and penalties; and

(iv)

In the event that any Taxes are withheld pursuant to this Section 7(c), Licensee shall take such steps as Coinsquare shall reasonably request to assist Coinsquare to recover such Taxes from the appropriate U.S. Taxing Authority.

(v)

The parties hereby acknowledge and agree that, (x) as of the date of this Agreement, the fees and any in-kind consideration payable by Licensee to Coinsquare pursuant to this Agreement are treated as “payments for the use of, or the right to use, computer software” within the meaning of paragraph 3(b) of Article XII of the Convention between Canada and the United States of America with Respect to Taxes on Income and on Capital as in effect as of the date of this Agreement and (y) unless and until there is a change in Applicable Law after the date hereof (as reasonably determined by Licensee) or an audit is initiated by any U.S. Taxing Authority claiming otherwise, Licensee shall not make any withholding from any of the payments described in clause (x) above, provided that Coinsquare shall submit to Licensee on the date hereof (and at such other times as may reasonably be requested by Licensee) a properly completed IRS

Form W-8BEN (or any successor form) certifying that Coinsquare is a resident of Canada and is eligible to claim the treaty benefits described above.

(d)

Licensee and Coinsquare shall reconcile and pay to the other, as applicable, any amounts payable as a result of the transaction processing services as described in Schedule G.

(e)

In the event a payment due to Coinsquare is not received by the applicable due date (subject to any Disputed Fees discussed in section 7(e)), Licensee shall pay interest on all such unpaid amounts commencing as of the due date for such payment, with such interest accruing daily and being calculated and payable monthly in arrears on the last day of each and every month at the rate of eighteen percent (18%) per annum or, if lower, the maximum rate allowed under the law. Coinsquare will provide Licensee forty-five (45) days’ notice to correct a delinquency in payment for the first occurrence and thirty (30) days’ notice for any repeat delinquency in payment in any calendar year. After such notice period has expired, Coinsquare will have the right, in its sole discretion and with notice, and in addition and without prejudice to all other rights and remedies under this Agreement, and at law and in equity, to (i) suspend Licensee's use of the Services and pursue payment by all legal means, (ii) to offset such delinquency in payment against any payment owing by Coinsquare to Licensee, or (iii) terminate this Agreement as provided in Section 9(a)(i)(D). Any such suspension of Services shall not constitute a termination of the Agreement, and shall not relieve Licensee from liability of its obligations hereunder. Services may be resumed by Coinsquare upon payment by Licensee in full of all outstanding amounts, and any and all actual costs incurred by Coinsquare in the suspension and restoration of the Services, including reasonable legal fees and costs, plus a $1,000 reinstitution charge, it being agreed to by the parties that such amount is a genuine pre-estimate of the damages that will be suffered by Coinsquare and not a penalty.

(f)

If Licensee has any reasonable objection whatsoever to an invoice, the supporting documentation, or the performance of the Agreement by Coinsquare (“Disputed Fees”), then Licensee, shall within thirty (30) days of receipt of the invoice or as quickly as reasonably possible, notify Coinsquare of the nature of the objection, and the parties shall take commercially reasonable efforts to resolve the Disputed Fees in accordance to Section 21.

8.

TERM. The Agreement shall commence on the Effective Date and, unless otherwise terminated in accordance with the provisions of this Agreement, shall: (a) continue in effect for a period of sixty (60) consecutive months(the “Initial Term”), and (b) shall automatically renew for successive twelve (12) month periods (a “Renewal Year”), unless at least ninety (90) days prior to the expiration of the Initial Term or then-current Renewal Year, as applicable, either party provides the other party with written notice of non-renewal.

9.

TERMINATION.

(a)

This Agreement may be terminated:

(i)

by Coinsquare upon written notice to Licensee, without any liability to Coinsquare for such termination:

(A)

as permitted pursuant to Section 2(c);

(B)

with five (5) Business Days prior notice or such shorter period if required under Applicable Law, if Coinsquare determines, based on advice from legal counsel, that use of the Coinsquare Software or the provision of the Services violates or likely violates Applicable Law or that a failure to terminate this Agreement would have a material adverse impact on its relationship with one or more Governmental Authority;

(C)

as permitted pursuant to Section 3(d) or 10(b);

(D)

if Licensee fails to perform any of its obligations or there is a material breach of any of the provisions of this Agreement, and such breach is not remedied within thirty (30) days of notice of such breach, or such other time period as is specifically provided in this Agreement, or such longer time period that is reasonably required to complete a cure up to a maximum of ninety (90) days;

(E)

with thirty (30) days prior notice if, starting no later than six months after acceptance of the Coinsquare Software, the Trading Volume Minimums in any consecutive six (6) month period are less than the minimum as required;

(F)

immediately if Licensee ceases to carry on its business, fails to maintain the necessary authorization from a Governmental Authority to provide the Services, commits an act of bankruptcy, becomes insolvent, makes an assignment or bulk sale of its assets, or any proceeding is taken with respect to a compromise or arrangement, or to have Licensee declared bankrupt or wound up, or to have a receiver appointed with respect to any part of its assets; or

(G)

immediately if Licensee undergoes a change of control, unless Licensee first obtains Coinsquare’s consent to such change of control, which such consent cannot be unreasonably withheld, conditioned or delayed; and

(ii)

by Licensee upon written notice to Coinsquare, without any liability to Licensee for such termination:

(A)

as permitted pursuant to Section 2(c);

(B)

with five (5) Business Days prior notice or such shorter period if required under Applicable Law,  if Licensee determines, based on advice from legal counsel, that use of the Coinsquare Software or the provision of the Services violates or likely violates Applicable Law or that a failure to terminate this Agreement would have a material adverse impact on its relationship with one or more Governmental Authority;

(C)

if Coinsquare fails to perform any of its obligations or there is a material breach of any of the provisions of this Agreement, and such breach is not remedied within thirty (30) days of notice of such breach or such other time period as is specifically provided in this Agreement or such longer time period that is reasonably required to complete a cure up to a maximum of ninety (90) days; or

(D)

if Coinsquare ceases to carry on its business, fails to maintain the necessary authorization from a Governmental Authority to provide the Services, commits an act of bankruptcy, becomes insolvent, makes an assignment or bulk sale of its assets, or any proceeding is taken with respect to a compromise or arrangement, or to have Coinsquare declared bankrupt or wound up, or to have a receiver appointed with respect to any part of its assets.

(E)

In addition, Licensee may terminate this Agreement at any time during the Initial Term with sixty (60) days’ notice to Coinsquare.

(iii)

by mutual agreement of the parties on such terms as the parties may agree;

(b)

Upon termination for any reason or expiration of this Agreement: (i) all amounts owing by each party to the other shall immediately become due and payable, (ii) Licensee shall immediately cease all access to and use of the Coinsquare Software and Documentation, including that Licensee shall no longer have the right to make the Coinsquare Software available to End Users, and (iii) Licensee shall permanently delete, and cause all End Users to permanently delete, all copies of the Documentation in Licensee’s or End Users’ possession or control.

(c)

Prior to termination of this Agreement, Licensee shall require all End Users who have Coins stored on the Coinsquare Software (through the cold storage wallet integrations described in Schedule E), to transfer all such Coins to a different wallet.  In circumstances where Licensee had less than thirty (30) days prior notice of termination,  and subject to compliance with Applicable Law, Licensee may have the option to extend this Agreement by up to 30 days immediately following termination or expiry of the Agreement to allow End Users a further opportunity to migrate to a new service provider. During the foregoing 30-day transition period, Coinsquare will provide such assistance as may be reasonably requested by Licensee, and which can reasonably be provided by Coinsquare, to transition the Licensee Data and any Coins that have not been so transferred, as directed or required by Licensee, upon payment by Licensee of a reasonable fee in connection with same, such fee to be based on Coinsquare’s then current rates or as otherwise agreed to by the parties.  Coinsquare shall not be liable for any such transfer of Licensee Data or Coins and fiat currency held by Coinsquare on behalf of End Users in accordance with the directions provided by Licensee. Licensee shall not request any transition except to the extent Licensee has the right to do so as between Licensee and End Users and in accordance with Applicable Law. Licensee shall be solely responsible for any and all liabilities and Claims resulting from any transition of Coins in accordance with the directions or requirements of Licensee unless resulting from the gross negligence or wilful misconduct of Coinsquare or its personnel or agents in implementing such directions or requirements.

(d)

Expiration or termination of this Agreement through any means for any reason shall not relieve either party of any obligation accrued prior to such termination, and shall be without prejudice to the rights and remedies with respect to default or breach of this Agreement prior to termination, and each party’s rights to indemnification, unpaid compensation and reimbursement hereunder, and other provisions which specifically remain in effect, shall survive such termination.

10.

ACCEPTABLE USE.

(a)

Licensee: (1) acknowledges that End Users will be required to expressly agree to be bound by the EULA, and (2) agrees to use best efforts to cause all End Users to use the Coinsquare Software and Services for lawful and permitted purposes only and otherwise in accordance to the terms and provisions of the EULA. Licensee represents and warrants that it will not use (or allow use of), and will use best efforts to cause End Users to not use (or allow use of), the Coinsquare Software or Services in any manner:

(i)

that violates the EULA or is prohibited by any Applicable Law;

(ii)

that is prohibited by any Coinsquare policy or the policy of any third party service provider used by Coinsquare to host the Coinsquare Software, as may be communicated by Coinsquare to Licensee from time to time;

(iii)

that will interfere with or disrupt the integrity or performance of, or a third parties’ use or enjoyment of, the systems or network on which the Coinsquare Software is hosted, including if its use results in automated, constant and repeated requests for data other than as permitted under this Agreement (e.g. denial of service attack), and has a demonstrably negative effect on Coinsquare or the systems or network on which the Coinsquare Software is hosted (including abnormal usage that overloads servers on the Coinsquare network or causes portions of the Coinsquare network to be blocked);

(iv)

that uses the Coinsquare Software or Services to create, transmit, distribute or store material that violates trade-mark, copyright, trade secret or other intellectual property laws; violates the privacy, publicity or other personal rights of others; violates export control or data protection laws; impairs the privacy of communications; may be threatening, abusive or hateful; or constitutes or encourages conduct that would constitute a fraud or criminal offence or gives rise to civil liability;

(v)

that seeks to access anything on the systems or network on which the Coinsquare Software is hosted other than the Coinsquare Software;

(vi)

that seeks to delete, corrupt or prevent access to any data processed or stored by the Coinsquare Software; or

(vii)

that attempts to penetrate Coinsquare security (which action may also be reported to appropriate law-enforcement agencies);

(collectively, “Abuses”).

(b)

If Licensee in any way makes, facilitates, aids or encourages any Abuse, Coinsquare may in its sole discretion, subject to providing prior notice, including notice by phone or email, to Licensee of any Abuse (i) immediately suspend all access to or use of the Coinsquare Software or Services, and (ii) if Licensee fails to promptly correct or cause the correction of its Abuse within five (5) business days’ of receipt of notice from Coinsquare, terminate the use of the Coinsquare Software or Services or this Agreement, in each case with no refunds offered or other liability of Coinsquare to Licensee for a suspension or termination pursuant to this Section.

(c)

If any End User that cannot be specifically identified or isolated in any way makes, facilitates, aids or encourages any Abuse, upon Coinsquare providing prior notice, including notice by phone or email, to Licensee of the End User’s Abuse, the parties will use commercially reasonable efforts to identify and isolate the offending End User to suspend or terminate such offending End User’s access to and use of the Coinsquare Software or Services.

(d)

If any End User in any way makes, facilitates, aids or encourages any Abuse, Coinsquare may in its sole discretion, immediately suspend or terminate the access to and use of the Coinsquare Software or Services by such End User, and require Licensee to do same by providing notice, including notice by phone or email, to Licensee. Coinsquare and Licensee will use commercially reasonable efforts to promptly notify each other in writing of any suspected Abuse by an End User that comes to its knowledge.

11.

ENFORCEMENT OF EULA. If Licensee learns of any breach of the EULA, including as a result of notice from Coinsquare, Licensee shall, unless prohibited from doing so by Applicable Law, take prompt, commercially reasonable corrective action at its expense to cause the End User to remedy the breach and/or obtain all other available relief and shall, in addition, immediately notify Coinsquare in writing of the breach and corrective action taken. The execution of these duties by Licensee shall not preclude Coinsquare from also taking corrective action unless prohibited from doing so by Applicable Law.

12.

CONFIDENTIAL INFORMATION.

(a)

During the Term, either party may disclose to the other party certain Confidential Information orally, in writing or through facility visits or may have access to certain Confidential Information of the other party. The Receiving Party undertakes and agrees with the Disclosing Party that it will:

(i)

maintain the Disclosing Party’s Confidential Information in strict confidence to the same extent and using the same means that it uses, or would reasonably be expected to use, to protect its own Confidential Information of a similar nature;

(ii)

not disclose any of the Disclosing Party’s Confidential Information to a third party (except as permitted under this Agreement) without the prior written consent of the Disclosing Party;

(iii)

use such Confidential Information solely for the purposes outlined in and permitted under this Agreement;

(iv)

take all reasonable precautions to prevent any unauthorized disclosure or use of the Confidential Information of the Disclosing Party, and formulate and adopt appropriate safeguards in light of its own operating activities as is necessary to ensure protection of the Confidential Information;

(v)

only disclose the Disclosing Party’s Confidential Information to the Receiving Party’s employees, contractors or personnel, in the case of disclosure by Coinsquare, or Authorized Personnel, in the case of disclosure by Licensee, who have a need to know the information in connection with the exercise of any rights or the performance of any obligations of the Receiving Party pursuant to this Agreement, provided they have been informed of the confidential nature of the

Disclosing Party’s Confidential Information and the terms of this Agreement and have executed an agreement agreeing to be bound by same or are otherwise bound by comparable confidentiality obligations;

(vi)

not make copies or partial copies of the Disclosing Party’s Confidential Information except as reasonably required to fulfill obligations hereunder;

(vii)

notify the Disclosing Party promptly in writing in the event of any loss or inability to account for, or unauthorized disclosure of, the Disclosing Party’s Confidential Information or the breach of any terms of this Section 12; and

(viii)

ensure that any copies of Confidential Information as permitted under this Section 12 shall bear the same Disclosing Party or third party proprietary and confidential notices and legends which appear on the original information.

(b)

If the Receiving Party is served with a court order compelling disclosure of any Confidential Information of the Disclosing Party, it will, to the extent allowed under law, provide the Disclosing Party with immediate notice thereof, provide the Disclosing Party with a reasonable opportunity to oppose disclosure, and reasonably cooperate in good faith with the Disclosing Party, at the Disclosing Party’s cost in the event the Disclosing Party opposes disclosure.

(c)

The Receiving Party shall ensure that each of its employees, contractors or personnel to whom Confidential Information of the Disclosing Party is disclosed comply with the requirements set out in this Section 12 and the Receiving Party shall be fully liable for any breach of this Section 12 by its employees, contractors or personnel.

(d)

The Receiving Party acknowledges that any breach of this Section 12, or unauthorized disclosure or use of Confidential Information may cause the Disclosing Party great and irreparable harm for which damages may not be an adequate remedy. In the event of unauthorized disclosure or use of Confidential Information, the Disclosing Party shall, in addition to any other rights or remedies available in law or equity under this Agreement or otherwise, be entitled to injunctive relief.

(e)

Upon the expiration or earlier termination of this Agreement, or immediately upon any request of the Disclosing Party, the Receiving Party shall promptly return (or purge or destroy, in those cases where it is not technologically feasible to return such information) to the Disclosing Party all Confidential Information of the Disclosing Party which is then in the Receiving Party’s possession or control, and will remove all digital representations thereof in any form from all electronic storage media in its possession or under its control. Within thirty (30) Business Days following the expiration or earlier termination of this Agreement, the Receiving Party shall provide to the Disclosing Party, a certificate from a senior officer of the Receiving Party stating that the Receiving Party has fully complied with its obligations under this Section 12.  Notwithstanding anything to the contrary in this Agreement, the Receiving Party will not be obligated to return or destroy any Confidential Information to the extent that the maintenance of such Confidential Information is required by law, regulation, rule or internal compliance policy or procedure, including any requirement to retain e-mail on an automated e-mail archival systems or relating to the safeguarding or backup storage of electronic data; provided that any Confidential Information so retained shall remain subject to the confidentiality obligations hereof.

(f)

Licensee shall ensure that it has obtained all required consents and is otherwise in compliance with all Applicable Law relating to privacy, including in respect of any Personal Information disclosed by Licensee or End Users to Coinsquare, including such consents as may be required in connection with the End Users’ use of the Coinsquare Software and for Coinsquare to collect, use, store and disclosure such Personal Information in connection with providing the Services.  Coinsquare shall ensure, for itself and any Coinsquare affiliates, compliance with all laws and regulations applicable to Coinsquare’s processing of Personal Information (including with respect to the use, storage and disclosure thereof).

13.

INTELLECTUAL PROPERTY.

(a)

Licensee acknowledges that Coinsquare or Coinsquare’s licensors are the owners of all right, title and interest in and to all Coinsquare Intellectual Property, including all Intellectual Property Rights in the Services, in any form whatsoever, including: (i) the Coinsquare Software and any other products or services offered by Coinsquare at any time throughout the Term; (ii) any customizations, enhancements and/or new functionality to, or derivative works of, the Platform or the Coinsquare Software, including any proposed or actual additions or modifications thereto (iii) the technology available as part of the Services; and (iv)  and all content, including text, software, music, sound, photographs, video, graphics, or other material contained in the Coinsquare Software or in the Services (other than Licensee Data). Licensee acknowledges that the Coinsquare Software, the Services, or any other products or services offered by Coinsquare are protected by Canadian and international Intellectual Property Rights and laws. Licensee acknowledges that it does not have and does not claim any proprietary rights in any Coinsquare Intellectual Property, and will be entitled to only such rights with respect to the Coinsquare Software and Services as are specifically granted herein. Nothing in this Agreement grants any rights to re-sell or create or offer derivative versions of the Coinsquare Software or the Services either directly, or through a third party, as a standalone offering, as bundled with Licensee’s services or products, or otherwise. Coinsquare, “coinsquare.io”, “coinsquare.com”, the Coinsquare logo, and other pending and/or registered trade-marks and service marks, and other graphics, logos, domain names and service names used by Coinsquare in connection with the Coinsquare Software and the Services or other products or services offered by Coinsquare to identify the products or services of Coinsquare (collectively the “Coinsquare Trade-marks”) are the trade-marks of Coinsquare or Coinsquare’s licensors.  Licensee shall not use the Coinsquare Trade-marks in any way in connection with its products or services, provided that marketing, sales and training efforts may include reference to Coinsquare and the Services provided hereunder, with the prior written consent of Coinsquare.  Licensee represents and warrants to Coinsquare that it has all right, title and interest in such Licensee Intellectual Property as required to grant the rights granted by Licensee under this Agreement and that it has all right, title and interest in the Licensee Intellectual Property as required to permit Coinsquare to provide the Services under this Agreement.

(b)

Coinsquare acknowledges that RiotX, the RiotX logo and Logical Brokerage Corp. are the trade-marks of Licensee or Licensee’s licensors (“Licensee Trade-Marks”) and are Intellectual Property of Licensee.  Coinsquare shall not use the Licensee Trade-Marks in any way in connection with its products or services; provided that Coinsquare’s marketing, sales and training efforts may include reference to Licensee and the Services provided hereunder.  Coinsquare acknowledges that Licensee or Licensee’s licensors are the owners of all right, title and interest in and to all Licensee Intellectual Property and all

derivatives thereof, including all Licensee Content and Licensee Data.  Coinsquare acknowledges that all Licensee Intellectual Property, and all Licensee Content and Licensee Data, whether or not expressly described herein, or any other products or services offered by Licensee are protected by Canadian and United States and international Intellectual Property Rights and laws.  Coinsquare acknowledges that it does not have and does not claim any proprietary rights in any Licensee Intellectual Property. Nothing in this Agreement grants any rights to re-sell or create or offer derivative versions of the Licensee Intellectual Property, and/or Licensee Content and Licensee Data either directly, or through a third party, as a standalone offering, as bundled with Coinsquare’s services or products, or otherwise. Coinsquare represents and warrants to Licensee that it has all right, title and interest in all Coinsquare Intellectual Property as required to grant the rights granted by Coinsquare under this Agreement and that it has all right, title and interest in the Coinsquare Intellectual Property as required to permit Licensee to provide the Services under this Agreement.

(c)

Licensee shall not represent that it is the owner of any Coinsquare Trade-Marks or is in any way related to Coinsquare.  Licensee acknowledges that all goodwill arising from such use of the Coinsquare Trade-Marks shall enure to the sole benefit of Coinsquare.  Licensee agrees not to associate any goods, services or intellectual property belonging to Licensee or others with such Coinsquare Trade-Marks.  Coinsquare shall not represent that it is the owner of any Licensee Trade-Marks or is in any way related to Licensee.  Coinsquare acknowledges that all goodwill arising from such use of the Licensee Trade-Marks shall enure to the sole benefit of Licensee.  Coinsquare agrees not to associate any goods, services or intellectual property belonging to Coinsquare or others with such Licensee Trade-Marks.

(d)

During the Term, Licensee hereby grants to Coinsquare a limited non-exclusive, royalty-free, fee-free, sub-licensable, and transferable right to use such Licensee Intellectual Property that Licensee provides to Coinsquare or requests that Coinsquare use in providing the Services, including names, Licensee Trade-Marks, logos and other brand indicia and content (the “Licensee Content”) solely in order to perform its obligations under this Agreement or otherwise as approved in writing by Licensee. Licensee represents and warrants to Coinsquare that it has all right, title and interest in such Licensee Intellectual Property as required to grant the rights granted by Licensee under this Agreement and that it has all right, title and interest in the Licensee Intellectual Property as required to permit Coinsquare to provide the Services under this Agreement.

14.

LICENSEE DATA.

(a)

As between Licensee and its affiliates, on the one hand, and Coinsquare on the other hand, Licensee is the owner of all right, title and interest in and to the Licensee Data, and Coinsquare shall have no right, title or interest therein, except as otherwise expressly provided herein. Licensee hereby grants to Coinsquare the limited right to use the Licensee Data to provide other clients and customers of Coinsquare and its affiliates with comparative data on the use of the Platform, provided that such Licensee Data is used in a form which in no way discloses any personal or identifiable information on any individual and is otherwise permitted under Applicable Law.Licensee is entirely responsible for all Licensee Data and other content or information directly or indirectly delivered to or passed through Coinsquare or the Coinsquare Software by Licensee or End Users.  Licensee shall promptly handle and resolve any claims relating to the Licensee Data, including any notice claiming that any Licensee Data violates any person’s rights.  Coinsquare shall not be responsible to maintain any backup copies of the Licensee Data except as expressly provided herein. Coinsquare will have no liability of any kind to Licensee as a result of the deletion, modification, destruction, corruption, damage, loss or storage failure of the Licensee Data or any unauthorized access to the Licensee Data.

(b)

Licensee grants to Coinsquare the limited right to provide the Licensee Data and to reproduce, and distribute such Licensee Data in a non—identifiable form to third party Coinsquare affiliates, service providers, contractors and representatives for the sole purpose of enabling Coinsquare to provide and improve the Services and to provide and improve services to third parties relating to the Platform generally. In no event shall Licensee Data be utilized in any manner that is not directly related to provision of the Services and Platform and in no event shall Coinsquare or any affiliate of Coinsquare or any other third party utilize Licensee Data in a manner that would be competitive with Licensee or its business operations.

(c)

Licensee represents and warrants to Coinsquare that it has all right, title and interest in the Licensee Data as required to grant the rights granted by Licensee under this Agreement and that it has all right, title and interest in the Licensee Data as required to permit Coinsquare to provide the Services under this Agreement and to provide and improve services to third parties relating to the Platform generally.

(d)

Notwithstanding any other provision of this Agreement, upon termination or expiration of this Agreement, Coinsquare may retain and use Licensee Data in a form which in no way discloses any personally identifiable information on any individual for the sole purpose of enabling Coinsquare to provide and improve its services. The foregoing shall not be construed to permit Coinsquare or any affiliate of Coinsquare or any other third party utilize Licensee Data in a manner that would be competitive with Licensee or its business operations.

(e)

Licensee acknowledges and agrees that Licensee’s and End User’s electronic communications will involve transmission over the Internet, and over various networks, only part of which may be owned or operated by Coinsquare.  Licensee further acknowledges and agrees that electronic communications may be accessed by unauthorized parties when communicated across the Internet, network communications facilities, telephone or other electronic means. Coinsquare is not responsible for any electronic communications which are delayed, lost, altered, intercepted or stored during transmission across networks not owned or operated by Coinsquare, including the Internet and Licensee’s and End User’s local networks.

(f)

Licensee understands and consents to the storage and processing of Licensee Data in Canada or within the United States. Coinsquare shall ensure that the storage and processing of the Licensee Data continuously complies with the laws and regulations of Canada.  Licensee acknowledges and agrees that Licensee Data is subject to the laws of the country in which it is held, and may be subject to disclosure to the governments, courts or law enforcement or regulatory agencies of such country, pursuant to the laws of such country.

15.

WARRANTIES AND DISCLAIMER.

(a)

Coinsquare represents and warrants that: (i) the Coinsquare Software, Platform and Services will conform to the provisions stated in this Agreement (including all schedules hereto) and with the Documentation; (ii) will act in accordance with industry best practices, including as relating to data security and protection of personal information; (iii) will act in accordance with all Applicable Laws of Canada as it relates to data security and protection of personal information; and (iv) will use its commercially reasonable efforts to comply with all Applicable Laws in Canada directly relating to cryptocurrency.

(b)

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE COINSQUARE SOFTWARE AND SERVICES ARE PROVIDED “AS-IS” AND “AS-AVAILABLE” AND AT THE RISK OF LICENSEE.  NEITHER COINSQUARE NOR ANY OF ITS AFFILIATES, BUSINESS PARTNERS, CONTRACTORS, LICENSORS, CONTENT PROVIDERS (NOT INCLUDING LICENSEE), SERVICE PROVIDERS, SHAREHOLDERS, EMPLOYEES, PERSONNEL, OFFICERS, DIRECTORS, AGENTS OR OTHER REPRESENTATIVES (COLLECTIVELY, “REPRESENTATIVES”) MAKES ANY WARRANTY AS TO THE RESULTS TO BE OBTAINED FROM USE OF THE SERVICES. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, COINSQUARE AND ITS REPRESENTATIVES SPECIFICALLY DISCLAIM ALL WARRANTIES AND CONDITIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE IN LAW OR IN EQUITY OR BY CUSTOM OR FROM A COURSE OF DEALING OR USAGE OF TRADE, INCLUDING ANY WARRANTIES AND CONDITIONS OF TITLE, NON-INFRINGEMENT, COMPLIANCE WITH APPLICABLE LAW, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH THE COINSQUARE SOFTWARE, THE SERVICES, THE BRANDING AND INTEGRATION REQUIREMENTS, ANY LICENSEE DATA, ANY COIN PURCHASES, SALES OR TRADES OR OTHERWISE RELATING TO THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUT SUBJECT TO THE REMAINING PROVISIONS OF THIS AGREEMENT, COINSQUARE DOES NOT REPRESENT OR WARRANT THAT (i) THE COINSQUARE SOFTWARE OR SERVICES OR ANY CRYPTOCURRENCIES PURCHASED, SOLD OR TRADED VIA THE SERVICES WILL MEET LICENSEE’S OR END USERS’ NEEDS OR REQUIREMENTS, (ii) THE OPERATION OF THE COINSQUARE SOFTWARE WILL BE UNINTERRUPTED, TIMELY, SECURE, CONTINUOUS OR FREE OF DEFECTS, ERRORS OR INACCURACIES, (iii) THE FUNCTIONS CONTAINED IN THE COINSQUARE SOFTWARE WILL OPERATE IN ALL THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY LICENSEE, (iv) THE COINSQUARE SOFTWARE IS SECURE OR INVULNERABLE TO CYBER ATTACKS, (v) THE COINSQUARE SOFTWARE, LICENSEE DATA OR COIN PURCHASES, SALES OR TRADES WILL BE SAFE FROM UNAUTHORIZED ACCESS, MANIPULATION OR INTERFERENCE, (vi) COIN PURCHASES, SALES OR TRADES WILL BE PROCESSED IN A TIMELY MANNER, (vii) THE COINS WILL BE SECURE AND WILL NOT BE LOST OR STOLEN; (viii) COIN PURCHASES, SALES OR TRADES WILL BE PROCESSED ACCURATELY OR SECURELY BY ANY BLOCKCHAIN, OR (ix) THE COINSQUARE SOFTWARE WILL BE AVAILABLE OR ACCESSIBLE AT ANY GIVEN TIME.

(c)

Licensee is conducting and hasconducted its business and operations in compliance with all Applicable Law in all materialrespects. Licensee has not received any notice or communication from anyGovernmental Authority, self-regulatory organization or private party allegingnoncompliance with any Applicable Law and has filed with the properGovernmental Authorities and self-regulatory organizations all necessary statements andreports. Other than requests of a routine nature from Licensee’s Governmental Authority or self-regulatoryorganization, there are no civil, criminal, or administrative action, suit, demand, claim,complaint, hearing, investigation, demand letter, warning letter, proceeding, investigation orrequest for information pending or, to Licensee’s knowledge, threatened againstLicensee. Licensee has not conducted any formal internal investigation withrespect to any actual, potential or alleged material violation of any law by any director,officer or employee.

(d)

Licensee is a registered money services business subject to regulation, and in good standing with, the Financial Crimes Enforcement Network (“FINCEN”) and any other applicable Governmental Authority in which it will offer the Platform to End Users. Licensee is in compliance with (i) all applicable federal laws and regulations, (ii) all rules and regulations any applicable self-regulatory organizations, and (iii) all state securities laws and regulations that apply to it in jurisdictions where it conducts business. Licensee represents and warrants that all of the Coins made available by Licensee to End Users is, to the best of Licensee’s knowledge, not a security as such term is defined in the Securities Act and the Exchange Act.

16.

INDEMNIFICATION.

(a)

Coinsquare will defend and hold harmless Licensee and its Authorized Personnel, Parent and each of their successors and permitted assigns against:

(i)

any third party claims against Licensee that allege or claim that the Coinsquare Software, Documentation, Platform and/or Services infringe such party’s copyright or other Intellectual Property Rights in the Territory and shall indemnify Licensee for amounts finally awarded against Licensee or otherwise payable by Licensee to such third party as a final settlement as a result of such claims.  In the event of such a claim, or in anticipation of such a claim, Coinsquare may at its option and sole expense:  procure for Licensee the right to continue to use the Services without such claimed or anticipated infringement, or take actions to eliminate such claimed or anticipated infringement so long as such actions do not degrade Coinsquare’s performance of the Agreement. If such infringement cannot be reasonably settled, corrected or avoided within thirty (30) days of the receipt of the claim, as determined by Coinsquare, either Coinsquare or Licensee may terminate this Agreement without any Coinsquare liability for such termination. Coinsquare shall not have any liability or obligation in relation to any infringement except as specifically set out herein. Coinsquare shall have no obligation or liability under this Section unless access to and use of the Coinsquare Software by Licensee and End Users was materially in accordance with the terms of this Agreement and the EULA.

(ii)

any third party allegations or claims resulting from acts or omissions of Coinsquare that are grossly negligent, reckless or willful.

(b)

Licensee and Parent will indemnify, defend and hold Coinsquare, its affiliates, Representatives, successors and permitted assigns, harmless from and against any and all Losses resulting from:

(i)

allegations or claims brought on by a third party that the Licensee Intellectual Property, customization of the Coinsquare Software as directed by Licensee, including in respect of the Licensee Content, Licensee Data or their use infringe or misappropriate any Intellectual Property Rights or any other proprietary rights of a third party;

(ii)

allegations or claims that the Licensee Intellectual Property, Licensee Content, Licensee Data or the products or services of Licensee contain defamatory, libellous, slanderous, obscene or pornographic materials, or violate a third party’s rights of privacy or publicity or other rights;

(iii)

allegations or claims by the End Users relating to the Services, including those relating to compliance with Applicable Law in the Territory or elsewhere (but excludes claims relating to compliance with the Applicable Law in Canada, which shall be the responsibility of Coinsquare) and any unauthorized access to or use of Licensee Data;

(iv)

allegations or claims by any other third party, including any Governmental Authority, that either the Coinsquare Software or the provision of the Services is not compliant with Applicable Law, including any failure to satisfy the KYC or other requirements under the Anti-Money Laundering Law, money service business laws or Securities Laws (other than claims relating to compliance with the Applicable Law in Canada, which shall be the responsibility of Coinsquare); or

(v)

any third party allegations or claims resulting from acts or omissions of Licensee that are grossly negligent, reckless or willful.

(c)

The indemnities hereunder are conditional on the indemnified party providing the indemnifying party with prompt written notice of the claim (except to the extent that the indemnifying party is not prejudiced by any delay in providing such notice), control of the defence and settlement of such claim, and reasonable assistance regarding such claim at indemnifying party’s reasonable expense.The indemnifying party will not be responsible for any Losses arising out of any unreasonable compromise or settlement of a claim made by the indemnified party without prior written consent of the indemnifying party. Each indemnified party agrees that: (i) it accepts the applicable indemnities, and (ii) it may enforce each such indemnity, in favour of the indemnified party’s related indemnitees hereunder as agent and trustee of such indemnitee.

17.

LIMITATION OF LIABILITY.

(a)

LICENSEE RECOGNIZES THAT THE INTERNET CONSISTS OF MULTIPLE PARTICIPATING NETWORKS THAT ARE SEPARATELY OWNED AND THEREFORE ARE NOT SUBJECT TO THE CONTROL OF COINSQUARE. LICENSEE ALSO ACKNOWLEDGES THAT COMPUTER SYSTEMS ARE INHERENTLY UNSTABLE AND MAY MALFUNCTION OR CEASE TO FUNCTION AT ANY TIME WITHOUT WARNING. MALFUNCTION OR

CESSATION OF INTERNET SERVICES BY INTERNET SERVICE PROVIDERS OR OF ANY OF THE NETWORKS THAT FORM THE INTERNET MAY MAKE THE SERVICES TEMPORARILY OR PERMANENTLY UNAVAILABLE.

(b)

LICENSEE AGREES THAT EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT COINSQUARE AND ITS REPRESENTATIVES, INCLUDING ANYONE ELSE INVOLVED IN CREATING, PRODUCING OR DELIVERING (INCLUDING SUSPENDING OR DISCONTINUING) SERVICES SHALL NOT BE LIABLE FOR DAMAGES INCURRED OR SUMS PAID: (A) WHEN THE SERVICES ARE TEMPORARILY OR PERMANENTLY UNAVAILABLE DUE TO MALFUNCTION OR CESSATION OF INTERNET SERVICES BY NETWORKS OR INTERNET SERVICE PROVIDERS NOT SUBJECT TO THE DIRECT CONTROL OF COINSQUARE OR ANY CRYPTOCURRENCY OR UNDERLYING BLOCKCHAIN TECHNOLOGY, (B) DUE TO ANY ABUSE BY LICENSEE OR AN END USER, AND (C) FOR ANY BREACH OF SECURITY ON THE NETWORK CAUSED BY ANY ACTION OR OMISSION BY LICENSEE OR AN END USER, REGARDLESS OF WHETHER ANY REMEDY PROVIDED IN THIS AGREEMENT FAILS ITS ESSENTIAL PURPOSE;

(i)

SHALL NOT BE LIABLE IN CONNECTION WITH THE USE OR INABILITY TO USE ANY CRYPTOCURRENCY PURCHASED VIA THE COINSQUARE SOFTWARE, OR ANY CRYPTOCURRENCY TOKENS GENERATED AS A RESULT OF ANY FORK OF ANY CRYPTOCURRENCY PLATFORM OR OTHER SOFTWARE;

(ii)

SHALL NOT BE LIABLE FOR ANY FAILURE OF ANY END USER’S PURCHASE, SALE OR TRADE THROUGH THE USE OF THE COINSQUARE SOFTWARE AS A RESULT OF LICENSEE’S FAILURE TO DEPOSIT AGREED UPON FLOAT.

(c)

EXCEPT IN RESPECT OF ANY BREACH OF SECTIONS 3(c)(iii), 6(a), 7, 11 OR 12, NEITHER COINSQUARE NOR LICENSEE SHALL BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, ANY LOST PROFITS, LOST, DAMAGED OR COMPROMISED DATA, EQUIPMENT OR TRANSMISSION, WEBSITE OR NETWORK DOWNTIME, OR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND, HOWEVER ARISING, WHICH ARE RELATED TO THE SERVICES OR OTHERWISE RELATING TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR IF SUCH DAMAGES ARE FORESEEABLE;

(d)

EXCEPT IN RESPECT OF ANY BREACH OF SECTIONS 3(c)(iii), 6(a), 7, 11 OR 12, IN NO EVENT SHALL COINSQUARE’S LIABILITY TO THE LICENSEE FOR ANY DAMAGES EXCEED THE AMOUNTS PAID BY LICENSEE TO COINSQUARE SPECIFICALLY FOR THE COINSQUARE SOFTWARE DURING THE SIX (6) MONTHS PRECEDING THE CLAIM GIVING RISE TO THE LIABILITY, AND SHALL CONSTITUTE BOTH PARTIES’ SOLE MONETARY REMEDY.

(e)

The limitations of liability in Section 17 shall apply regardless of the nature, type or form of the claim, whether based in contract, tort (including negligence), strict liability, equity or any other theory of liability, even if either party has been advised of the possibility of such damages by the other party.

(f)

Licensee acknowledges that Coinsquare acts as trustee for it Representatives with respect to all rights contemplated hereunder arising in favour of any Representative.  Coinsquare agrees to accept such trust at hold and enforce such rights on behalf of each such Representative.

(g)

LICENSEE ACKNOWLEDGES AND AGREES THAT IN THE ABSENCE OF THESE LIMITATIONS OF LIABILITY, THE ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT. NOT ALL JURISDICTIONS PERMIT SUCH LIMITATIONS OF LIABILITY. IF LICENSEE’S JURISDICTION DOES NOT PERMIT THESE LIMITATIONS, THEY WILL NOT APPLY.

(h)

References in Section 17 to damages include all Losses.

18.

CERTIFICATION AND AUDIT.

(a)

Within fifteen (15) days of a request by Coinsquare, acting reasonably, a senior executive of Licensee shall, after making due inquiry, certify in writing to Coinsquare, as applicable:  (i) that Licensee is, and has continuously been, in compliance with the terms and conditions of this Agreement, including all applicable restrictions and limitations on use of the Coinsquare Software and compliance with the KYC and other requirements under the Anti-Money Laundering Laws; or (ii) the extent to which Licensee is not, or has not been, in full compliance with the terms and conditions of this Agreement, including all applicable restrictions and limitations on use of the Coinsquare Software.  Licensee shall promptly, and in any event within fifteen (15) days, provide such supporting, evidencing as Coinsquare may reasonably request.  For certainty, failure to provide the certification or supporting evidence as required by this Section is a breach that entitles Coinsquare to terminate this Agreement pursuant to Section 9(a)(i)(D) and to any other remedies that may be available to Coinsquare at law or in equity.

(b)

Coinsquare, acting reasonably, may at any time upon at least fifteen (15) days prior written notice to Licensee (or, in respect of compliance with Section 2(c), five (5) business days, electronically or otherwise reasonably inspect and audit Licensee’s records, systems, facilities, policies and procedures in order to ensure compliance with this Agreement.  Licensee will provide full cooperation in connection with any such audit, including the provision of such additional documentation and information as Coinsquare may reasonably request.  Coinsquare shall use commercially reasonable efforts to minimize disruption to Licensee and its business operations.  Licensee shall be provided with a copy of all audit findings and the opportunity to respond.

(c)

If as a result of a certification pursuant to Section 18(a), or an audit pursuant to Section 18(b), Coinsquare determines in good faith that Licensee’s use of the Coinsquare Software or Technical Documentation is not, or has not been, in conformity with this Agreement in all respects, or that Licensee has otherwise breached this Agreement, Licensee shall promptly: (i) cease and rectify all such non-conformance or breach to the reasonable satisfaction of Coinsquare; and (ii) pay all reasonable costs and expenses actually incurred by Coinsquare in respect of the certification or audit, as applicable.  In addition, Coinsquare shall be entitled to any other remedies available under this

Agreement (including termination for breach), at law or in equity in respect of any such non-conformity if not cured in accordance with this Agreement.

(d)

Within fifteen (15) days of a request by Licensee, acting reasonably, a senior executive of Coinsquare shall, after making due inquiry, certify in writing to Licensee, as applicable:  (i) that Coinsquare is, and has continuously been, in material compliance with the terms and conditions of this Agreement, including with all applicable laws and regulations applicable to Coinsquare’s provision of the Coinsquare Software, Platform and Services; or (ii) the extent to which Coinsquare is not, or has not been, in full compliance with the terms and conditions of this Agreement.  Coinsquare shall promptly, and in any event within fifteen (15) days, provide such supporting, evidencing as Licensee may reasonably request.

19.

INDEPENDENT CONTRACTOR STATUS. Except for the Licensee’s appointment of Coinsquare in Section 3 as agent for the provision of the Services, each party shall be and act hereunder as an independent contractor, and not as a partner, joint venture or agent of the other. Licensee shall remain fully liable for the acts or omissions of any End User.

20.

PUBLICITY.  The parties shall work together in good faith to create and on the Effective Date or shortly thereafter circulate to the public broadly through a press release or otherwise an initial announcement concerning the relationship created by the Agreement.  Except as provided in this Section or as may be required by Applicable Law, neither party may issue any press release or other public announcement concerning the subject matter of this Agreement without the other party’s prior written consent.

21.

DISPUTE RESOLUTION. In the event of a dispute between Coinsquare and Licensee with respect to any aspect of this Agreement or the Services (save and except with respect to such provisions which provide for an injunction or other immediate relief), the parties shall use reasonable efforts to resolve the matter in dispute, and if resolution of such dispute is not obtained within thirty (30) days of commencement of such negotiation, the parties shall agree that each party will remove all interested participants (excluding attorneys), select one senior business representative, and continue to work towards a commonly agreed to settlement. In the event that such representatives are, unable to resolve such dispute within thirty (30) days of its being referred to them, then the determination of such dispute shall be resolved by arbitration by a single arbitrator acting pursuant to the Arbitration Act, 1991 (Ontario) and as provided in this Section 21 and the decision of such arbitrator shall be final and binding as between the parties and shall not be subject to appeal. During such period of dispute resolution, Coinsquare shall continue to provide the Services to Licensee, provided that Licensee continues to fulfil all of its obligations under this Agreement. Notwithstanding the forgoing, if the dispute relates in any way to a breach of any provision of this Agreement by Licensee and Coinsquare’s legal counsel is of the view that the Platform is not in compliance with Applicable Law, Coinsquare may suspend Services as provided hereunder. Nothing in this Section will prevent a party from instituting proceedings to seek urgent injunctive, interlocutory or declaratory relief in respect of a dispute.

(a)

Any arbitration to be carried out under this Section 21 shall be subject to the following provisions:

(i)

the party desiring arbitration shall nominate an arbitrator and shall notify the other party of such nomination.  The notice shall set forth a brief description of the matter submitted for arbitration and, if appropriate, the Section hereof pursuant to which such matter is so submitted.  The other party shall, within ten (10) Business Days after receiving such notice, either agree to the appointment of such nominated arbitrator or require that the two parties agree on a different arbitrator.  If the parties are unable to agree on the selection of a single arbitrator, the arbitrator shall be designated by a judge of the Superior Court of Ontario upon an application by either party.  The arbitration shall take place in the City of Ottawa and the arbitrator designated (the “Arbitrator”) shall fix the time and place within the City of Ottawa for the purpose of hearing such evidence and representations as the parties may present and subject to the provisions hereof, the written decision of the Arbitrator shall be binding upon the parties both in respect of procedure and the conduct of the parties during the procedure and the final determination of the issues therein;

(ii)

the Arbitrator shall, after hearing any evidence and representations that the parties may submit, make a decision and reduce the same to writing and deliver one copy thereof to each of the parties. The Arbitrator may determine any matters of procedure for the arbitration not specified herein; and

(iii)

the cost of the arbitration shall be borne by the parties as may be specified in such determination and the fees of the Arbitrator shall not be limited by the Arbitration Act, 1991 (Ontario).

22.

FORCE MAJEURE. In no event shall a party be liable to the other party (other than with respect to the payment of Fees due and payable under this Agreement), for any delay or failure to perform in breach of any of the terms of this Agreement to the extent that such breach results from an unforeseen event outside the control of the breaching party, including acts of God, acts of a public enemy, acts of terrorism, acts of any government, fires, floods, epidemics, quarantine restrictions, freight embargoes, and unusually severe weather conditions.

23.

NOTICES. All notices, requests, consents, approvals, acknowledgements and waivers under this Agreement (other than routine operational communications) will be in writing and will be deemed duly given when (i) delivered personally, (ii) one (1) day after being given to an overnight courier with a reliable system for tracking delivery (charges prepaid), (iii) when sent by electronic mail with a copy sent by another means specified in this Section 23, or (iv) six (6) days after the day of mailing by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

If to Coinsquare:

goNumerical Ltd.

590 King Street West, Unit 400

Toronto, Ontario  M5V 1M3

Attention: Leah Carr

Email: lcarr@coinsquare.io

If to Licensee:

RiotX Holdings Inc

100 SE 3rd Ave, Suite 804

Attention: Chris Ensey

Email: chris@riotblockchain.com

24.

MISCELLANEOUS.

(a)

This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario, Canada and the laws of Canada applicable therein, without regard to its conflict of laws principles; provided, however that any issues that may arise with respect to the Licensee’s compliance with U.S. securities and banking laws shall be subject to such laws.  Subject to Section 21, each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario, Canada in the City of Toronto.  The parties expressly disclaim the application of the United Nations Convention for the International Sale of Goods.

(b)

This Agreement shall be binding upon and inure to the benefit of each party’s respective permitted successors and assigns; provided, however, that neither party shall assign its rights or obligations under this Agreement, by operation of law or otherwise, without the written consent of the other party. Notwithstanding the foregoing, either party shall have the right, without the consent of, but on notice to, the other, to assign this Agreement to a subsidiary, an affiliate, parent company, or a purchaser of all or substantially all of the assets or shares of the transferring party.

(c)

If any provision of this Agreement or part thereof is invalid or unenforceable under Applicable Law, such provision will be modified or eliminated to the minimum extent necessary to avoid such invalidity or unenforceability and the remainder of the provision, as well as the other provisions, will continue in full force and effect.

(d)

No waiver of or consent to depart from the requirements of any provision of this Agreement shall be binding against either party unless it is in writing and is signed by the party giving it.  The failure of either party to exercise, and any delay of either party in exercising, any of its rights hereunder, in whole or in part, shall not constitute or be deemed a waiver or forfeiture of such rights, neither in the specific instance nor on a continuing basis.  No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

(e)

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(f)

Sections 1, 2(e), 2(f), 2(j), 2(k), 7, 9(b), 9(c), 9(d), 11, 12, 13(a), 13(b), 14, 15 to 18, 19 and 22 to 24 shall survive the termination or expiration of this Agreement.

(g)

Licensee acknowledges that it has read, understood and agreed to be bound by the terms of this Agreement.

(h)

This Agreement, including all schedules hereto, and any documents referred to herein, represents the entire agreement between Coinsquare and Licensee with respect to its subject matter, and there are no representations, warranties, conditions, understandings, or agreements between Coinsquare and Licensee relative to the subject matter hereof other than those expressly set forth herein and therein. In the event that there is any conflict between the main body of this Agreement and any other Schedule or document forming part of this Agreement, then, to the extent of the inconsistency, the main body of this Agreement shall take precedence

(i)

This Agreement may be executed in separate counterparts, each of which when so executed shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

(j)

Neither this Agreement nor any amendment thereto shall be valid unless in writing and signed by an authorized representative of each of Licensee and Coinsquare.

(k)

Where the word “include”, “includes” or “including” is used, it means “include”, “includes” or “including”, in each case, “without limitation”.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

GONUMERICAL LTD.	RIOTX HOLDINGS INC

Per: /s/ Cole Diamond	Per: /s/ John O’Rourke
Name: Cole Diamond	Name: John O’Rourke
Title: CEO	Title: CEO

I have authority to bind the company.	I have authority to bind the company.

RIOT BLOCKCHAIN INC.

Per: /s/ John O’Rourke

Name: John O’Rourke

Title: CEO

I have authority to bind the company.

SCHEDULE A

PLATFORM

1.

The Platform is an online platform for the purchasing, selling and trading of cryptocurrencies. The Platform will not facilitate transactions in cryptocurrency or a digital asset that is a Security.

2.

The Platform includes the following functionality:

a.

allows end users to buy and sell various cryptocurrencies;

b.

a system that can be configured to allow end users to deposit and withdraw funds via multiple funding options;

c.

is configured to allow verification of end users;

d.

a configurable trading interface;

e.

the ability for end users to see applicable information in chart and graph format; and

f.

designed for desktop and mobile use.

3.

The Documentation may set out additional details concerning the Platform.

SCHEDULE B

BRANDING SERVICES

1.

Coinsquare shall brand the Platform for the purposes of the Coinsquare Software as follows:

a.

To provide a completely white labelled digital currency trading platform for residents of the United States of America.

2.

The following are Licensee Dependencies in respect of this Schedule B:

a.

Branding guidelines (to conform to the template provided by Coinsquare); which include the appropriate colour codes and typography.

b.

Images to be used on the platform in specific areas.

c.

Copy to uploaded to the platform to replace existing Coinsquare copy.

3.

Riot shall provide Coinsquare with the branding package.

SCHEDULE C

KYC INTEGRATION SERVICES

1.

Coinsquare shall integrate the following know your client requirements and procedures into the Platform for the purposes of the Coinsquare Software as follows:

a.

Automated identity verification to be provided by Licensee and agreed to by Coinsquare, acting reasonably.

2.

The following are Licensee Dependencies in respect of this Schedule C:

a.

Licensee will engage the third party and execute an agreement to gain access to their API documentation, and assets

b.

All assets to be provided over to the Coinsquare development team and Coinsquare development will integrate the systems into the white labelled platform.

SCHEDULE D

PAYMENT INTEGRATION SERVICES

1.

Coinsquare shall integrate the following payment mechanisms and procedures into the Platform for the purposes of the Coinsquare Software as follows:

a.

Payment integration service to be provided by Licensee and agreed to by Coinsquare, acting reasonably.

2.

The following are Licensee Dependencies in respect of this Schedule D:

a.

Licensee will have to engage and execute a vendor contract with the payment integration service.

b.

Licensee will provide Coinsquare development team with all API documentation and assets; and Coinsquare development will integrate the assets into the white-labelled platform.

3.

Notwithstanding anything set out in this Schedule D, Coinsquare does not represent, warrant or covenant that the Payment Integration Services is in compliance with any Applicable Law. Licensee shall be solely responsible to ensure that the Payment Integration Services (including the third party operator) is in compliance with Applicable Law and Licensee shall be liable for any breaches of such laws.

SCHEDULE E

COLD STORAGE WALLET INTEGRATION SERVICES

1.

Coinsquare shall integrate the following cryptocurrency cold storage wallet mechanisms into the Platform:

a.

Cold storage wallet integration service to be provided by Coinsquare.

b.

Cold storage wallet will be a multi-signature wallet whereby Coinsquare and Riot will each have access and hold signatures.

2.

Notwithstanding anything set out in this Schedule E, Coinsquare does not represent, warrant or covenant that the Cold Storage Integration Services is in compliance with any Applicable Law. Licensee shall be solely responsible to ensure that the Custody Integration Services (including, if applicable, the third party operator) is in compliance with Applicable Law and Licensee shall be liable for any breaches of such laws.

SCHEDULE F

HOSTING AND OPERATION SERVICES

Coinsquare shall, or shall have a third party on Coinsquare’s behalf, host and operate the Coinsquare Software.  Coinsquare shall use commercially reasonable efforts to commence such hosting and operation by the date agreement by the parties.

Coinsquare shall use commercially reasonable efforts to provide the hosting and operation services, Licensee acknowledges that Coinsquare makes no guarantee concerning the hosting and operation of the Coinsquare Software, including those relating to accessibility, uptime/availability, performance, service levels, capacity, scalability, security, dedication of equipment or segregation of Licensee Data.

Without limiting the foregoing, Licensee acknowledges that the Coinsquare Software may be unavailable due to scheduled or unscheduled maintenance of the hosting infrastructure, or due to the unavailability of the applicable blockchain.  Coinsquare will use commercially reasonable efforts to (i) provide Licensee with notice prior to commencing any scheduled maintenance of the hosting infrastructure and (ii) notify Licensee of the unavailability of the Coinsquare Software due to unscheduled maintenance of the hosting infrastructure, or due to the unavailability of the applicable blockchain to the extent that Coinsquare becomes aware of same.

SCHEDULE G

FLOW OF FUNDS

1.

Holding of Currency.  The parties acknowledge and agree that: (i) all fiat currency deposited by End Users will be deposited with Licensee (“End User Funds”); (ii) Coinsquare shall purchase Coins on behalf of Licensee utilizing the Float (as described below); (iii) Coinsquare may, in its sole discretion, also purchase Coins on behalf of Licensee utilizing Coinsquare’s own funds, such funds to be reimbursed to Coinsquare by Licensee pursuant to the reconciliation process set out in this Schedule G; (iv) Coinsquare shall sell Coins on behalf of Licensee and the funds received by Coinsquare further to such sales shall be paid by Coinsquare to Licensee pursuant to the reconciliation process set out in this Schedule G; and (v) Coins purchased on behalf of Licensee shall be held by Coinsquare until such time as such Coins are sold for fiat currency, transferred into a third party wallet by the Licensee or transferred to Licensee pursuant to Sections 2(i) and 9(c) of the Agreement.

2.

Applicable Coins.  Licensee will not permit any Coins other than the Coins identified in Section 2(i) and will follow the procedures in this Agreement to add any additional Coins.

3.

Float. Licensee will provide to Coinsquare sufficient funds to cover End-User activity between Reconciliation Periods, such funds to be determined and adjusted upon mutual agreement of Licensee and Coinsquare based on End User activity (the “Float”). Licensee acknowledges that to the extent that the Float is insufficient, Coinsquare may, but shall be under no obligation, to fulfil any orders for Coin purchases using Coinsquare’s own funds.  The extent that the amount payable by Licensee to Coinsquare for Coin purchases made by Coinsquare on behalf of End Users at the relevant time is less than the Float is the “At-Risk Amount”.  Coinsquare shall use commercially reasonable efforts to inform Licensee (i) once the Float falls below a certain dollar amount to be mutually agreed by the parties, and (ii) once the At-Risk Amount has reached or if it appears that the At-Risk Amount will reach a certain dollar amount to be mutually agreed by the parties.

4.

Transactions and Account Updating.  Provided that the Float is in place:

A. End User funding of fiat

●

End User funds Licensee with fiat currency

●

Licensee indicates, via Licensee’s use of the applicable Coinsquare Software administrative functionality, that the End User has funded the account

●

End User to trades the indicated funded amount on the Coinsquare Software

●

At the end of the Reconciliation Period, Licensee settles with Coinsquare (funding net of withdrawals), and a top-up or withdrawal from the Float (if Licensee and Coinsquare agree) would be required

B. End User purchase of coin

●

End User requests quote for purchase of Coins via the Coinsquare Software user interface

●

Coinsquare Software executes End User’s purchase quote (if sufficient Float or, at Coinsquare’s discretion, Coinsquare funds)

●

Coinsquare Software adds Coins to the applicable End User Account and deducts fiat currency from the applicable End User Account

●

Coinsquare uses the Float or, at its discretion, Coinsquare funds to complete the purchase of Coin on behalf of Licensee.

●

At the end of the Reconciliation Period, Licensee settles with Coinsquare (funding net of withdrawals) and a top-up or withdrawal from the Float (if Licensee and Coinsquare agree) would be required

C. End User sale of coin

●

End User requests quote for sale of Coins via the Coinsquare Software user interface

●

Coinsquare Software executes End User’s sale quote

●

Coinsquare Software adds fiat currency to the applicable End User Account and deducts Coin from the applicable End User Account

●

At the end of the Reconciliation Period, Licensee settles with Coinsquare (funding net of withdrawals and markup) and a top-up or withdrawal from the Float (if Licensee and Coinsquare agree) would be required

D. End User withdrawal of fiat

●

End User indicates to Licensee that it wishes to withdraw fiat currency

●

Licensee indicates, via Licensee’s use of the applicable Coinsquare Software administrative functionality, that the End User is withdrawing fiat currency from its account

●

Coinsquare Software deducts fiat currency from the applicable End User Account

●

Licensee sends funds to End User

●

At the end of the Reconciliation period, Licensee settles with Coinsquare (funding net of withdrawals) and a top-up or withdrawal from the Float (if Licensee and Coinsquare agree) would be required.

5.

Reconciliation Period and Payment.  On a regular basis, and in any event at least once a calendar week (the “Reconciliation Period”), the parties shall calculate the amount owing from each to the other, as applicable, in respect of such Reconciliation Period and shall make a reconciliation payment to each other, as applicable.  Such payment shall be made within one (1) Business Day, or such other period as the parties may agree in writing, after the end of each Reconciliation Period.

6.

Changes to the Flow of Funds. The Flow of Funds described in this Schedule G are subject to change, if the parties mutually agree to such changes.

SCHEDULE H

FEES AND PAYMENT

1.

In consideration of the Services provided by Coinsquare under this Agreement:

(a)

Licensee shall pay to Coinsquare a onetime fee of (i) 450,000 common shares in the capital of Parent (NASDAQ:RIOT) and Parent acknowledges and agrees to pay such fee on behalf of Licensee; (ii) the number of shares that equate to 9.9% of the total issued and outstanding shares of the Licensee; and (iii) US$485,331 as the implementation and set-up cost on a Fully-Loaded basis, in consideration for the integration of the Coinsquare Software (including the Branding and Integration Requirements) . Parts (i) and (ii) of such fee shall be paid up-front on execution of the Agreement, evidenced by the subscription agreements dated August _____, 2018. Twenty-five (25) percent of the fee in Part (iii) shall be paid up-front on execution of the Agreement,  twenty-five (25) percent of the fee in Part (iii) shall be paid seven (7) days’ prior to Coinsquare commencing the development work on the Coinsquare Software and the remaining fifty (50) percent shall be paid upon delivery of the Coinsquare Software.

(b)

Licensee shall pay to Coinsquare a fee for each deposit and withdrawal of fiat currency by Licensee in and out of the Float or otherwise pursuant to the reconciliation process set out in Schedule G an End User equivalent to 0.1% of the amount of the deposit or withdrawal.

(c)

Licensee shall pay to Coinsquare all Fully-Loaded Costs as more particularly described in Section 7(b). The Parties agree that the Fee for the first month of operations will be US$56,121, which the parties understand is an ongoing cost and will increase as the Licensee Business expands. Such amount shall be paid in accordance with Section 7(b).

(d)

Licensee shall pay the invoice for the fees and expenses in parts (b) and (c) within thirty (30) days of its receipt of the invoice or this amount may be reconciled pursuant to the reconciliation process in Schedule G.

For greater certainty, the price quoted to End Users shall be equivalent to the price Coinsquare provides to its end users of the Platform in Canada. Any markup or fixed fees generated from quoting prices higher than the spot market price to the Licensee’s End Users shall constitute revenue generated for the Licensee.